MediaOne Group, Inc.
Key Operating Statistics- Pro Forma (1)


                                       For the Quarter Ended

In thousands, except                 Mar 31,    Dec 31,     Mar 31,
   dollar amounts                     2000       1999        1999

--------------------------------------------------------------------------

OPERATING STATISTICS- DOMESTIC CABLE
----------------------------------------
MediaOne Domestic Cable
Statistics
----------

  Homes Passed                       8,621      8,560       8,441
  Basic Video Customers              4,984      4,989       4,926
  Basic Video Customer
   Growth (Y/Y)                        1.2%       1.7%        1.2%
  Basic Video Penetration             57.8%      58.3%       58.4%

  Digital Video Customers              108         56           9

  High Speed Data Customers            278        220         114
  Two-Way Market
   Ready Penetration                   5.5%       4.8%        3.9%

  Telephone Customers                   94         66          17
  Telephone Lines                      126         88          22

  Network Upgraded to
   750 MHz. Two-Way                     79%        76%         55%

Results Per Customer
----------------------
  Video Monthly
   Revenue per Customer           $  43.97  $   43.19$      42.58
  Total Monthly Broadband
   Revenue per Customer           $  47.24  $   45.04$      43.78

  Video EBITDA Margin
   (with Year 2000 costs)             40.3%      40.0%      41.0%
  Total EBITDA Margin                 37.0%      35.9%      36.6%

--------------------------------------------------------------------------
(1) Results reflect pro forma adjustments for acquisitions,
    dispositions and other asset transactions.
--------------------------------------------------------------------------

                                        -8-